UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 1, 2004

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ICBS INTERNATIONAL CORP.

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(Exact name of registrant as specified in its charter)
Florida	000-27097	98-0215778
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(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1480 RUE BÉGIN

SAINT-LAURENT, QUEBEC, CANADA H4R 1X1

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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (514) 990-4242

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BUSINESSWAY INTERNATIONAL CORPORATION

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(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 REGULATION FD

ITEM 7.01

BusinessWay International Corp. Announces Corporation Name Change , Stock Symbol Changes and the Stock Reverse Split Effective December 1, 2004

Montreal, Quebec Dec 1st 2004 BusinessWay International Corp. (OTCBB:BITL) today announced that it has changed its corporate name to ICBS INTERNATIONAL CORP. and obtained new stock symbol (OTCBB: ICBO).

In addition to the already-obtained approval of its board of directors, and stockholder the corporate name change approval as per the DEF 14C filled with the SEC on Oct 20, 2004. The reverse stock split of 5:1 will take effect on this date all as per the DEF 14C. The parties have amended the Closing Date as per the Acquisition Agreement to be extended no later than December 7th 2004. The parties expect to Close on or before Monday 6th Dec 2004.

The change of the Company's name will not affect, in any way, the validity of currently outstanding stock certificates, it however be necessary for the Company's stockholders to surrender or exchange any stock certificates that they currently hold as a result of the name change and the stock reversal and new CUSIP NO. 449231 10 9. The information Statement DEF 14C furnished to stockholders of BusinessWay International Corporation, Inc., describes all that is in connection with the approval by a majority of the stockholders of (i) a 5:1 reverse split (the "Reverse Split") of the Company's issued and outstanding common stock and Class A Special Voting Shares;

Description of the Reverse Split

The Reverse Split will result in a reduction of the number of issued and outstanding common shares of the Company from 76,035,867 to approximately 15,207,174 shares, and a reduction of the number of issued and outstanding Class A Special Voting shares of the Company from 10,000,000 to approximately 2,000,000 Class A Special Voting shares. As of the effective date of the Reverse Split, each previously outstanding share shall be reduced to 0.20 shares. However, no fractional shares will be created as a result of the reverse split. Accordingly, the number of shares owned by any shareholder who would otherwise receive a fractional share will be rounded up to the next nearest whole number.

The purpose of the Reverse Split is to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares.

Stock Certificates

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the five for one reverse with our Transfer Agent. Upon receipt of an existing stock certificate, Interwest Transfer Company, Inc. (the "Transfer Agent"), of 1981 E. 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone number (801) 272-9294, will issue to the stockholder a new certificate representing the aggregate number of shares of common stock, as the result of the five for one reverse. For example, if a stockholder owns five shares of existing common stock as of the effective date, then that stockholder will own one share of common stock resulting from the five for one reverse, and upon the Transfer Agent's receipt of existing stock certificate representing five shares, the Transfer Agent will issue to that stockholder a certificate representing one share of common stock the stockholder will be entitled to as a result of the five for one reverse and cancel the stock certificate representing the existing five shares.

The certificates representing shares of new common stock will contain the same restrictive legend if any as is on the shares of existing common stock in exchange for which the new shares are being issued. As applicable, the time period during which a stockholder has held the existing common stock will be included in the time period during which such stockholder actually holds the certificates representing the new common stock received as a result of the share reversal for the purposes of determining the term of the restrictive period applicable to the new common stock.

On behalf of the board

Fabrice Zambito

Chairman & Chief Financial Officer
For additional information: Contact: ICBS INTERNATIONAL CORP. (formerly BusinessWay International Corporation) Tel: (514) 990-4242

Inter Canadian Business Services Ltd.

Att: Garth McIntosh

1-888 932-4402

NB. Except for factual information contained herein, certain matters set forth in this press release are forward-looking statements that are subject to uncertainties, including, but not limited to, government regulation, taxation, spending, competition, general economic conditions and other risk factors. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties. These forward-looking statements speak only as to the date of this release, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

SECTION 8 OTHER EVENTS

ITEM 8.01

The Corporation has changed its name from " Businessway International Corporation " to "ICBS International Corp.", effective December 1, 2004. The name change took effect at the opening for trading on the OTC Bulletin Board on Wednesday, December 1, 2004 under the new stock symbol "ICBO". The Corporation's new CUSIP NO. is 449231 10 9. The reverse stock split of 5:1 will take effect on December 1, 2004 as previously detailed in the DEF 14C filed with the SEC on October 20, 2004. The information Statement DEF 14C furnished to stockholders of BusinessWay International Corporation, Inc., describes all that is in connection with the approval by a majority of the stockholders of (i) a 5:1 reverse split (the "Reverse Split") of the Company's issued and outstanding common stock and Class A Special Voting Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2004

ICBS International Corp.

(Registrant)

/s/ Fabrice Zambito

Fabrice Zambito

Chairman & Chief Financial Officer